Exhibit 99.1

iMedia Brands Appoints Darryl Porter to its Board of Directors

MINNEAPOLIS, MN – August 12, 2020 – iMedia Brands, Inc. (NASDAQ: IMBI) has appointed Darryl Porter to its board of directors, effective August 11th, 2020.

Mr. Porter is a proven media executive with over 30 years of diversified business and creative experience in television, film and music. He is the CEO of Iconic Spectrum, a licensing company that specializes in monetizing African American icons like Miles Davis and George Duke across all forms of media. Prior to Iconic Spectrum, Mr. Porter served as CEO of Underworld Entertainment, a Disney-affiliated, feature film production company. During his tenure, Underworld developed notable films such as “Dead Presidents” and “Menace II Society.” Earlier in his career, Mr. Porter was VP, Business Affairs at Tribune Entertainment. He began his career at the law firm of Schuyler, Roche & Zwirner, specializing in securities litigation and sports and entertainment law. Mr. Porter holds a Juris Doctor from the University of Illinois College of Law.

“I’m very pleased Darryl has agreed to join iMedia’s board,” said Landel Hobbs, chairman of iMedia Brands. “We are accelerating our growth as a leading interactive media company, and it’s critical we have a seasoned entertainment executive like Darryl on the board who can immediately impact our growth strategies and our marketplace opportunities.”

Commenting on his appointment, Darryl said, “I am excited to be part of iMedia and I look forward to helping the teams continue to build a culture of entrepreneurial spirit and passionate innovation that engages customers’ imaginations, interests and needs. Today’s shifting media landscape requires that kind of effort and skill, and I look forward to contributing.”

Mr. Porter fills a board vacancy created by Benoît Jamar’s resignation last week. Commenting on the departure, Hobbs said: “On behalf of the iMedia board, we appreciate Benoît’s service and contributions to our business and wish him well in his future endeavors.”

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company that manages a growing portfolio of niche television networks, niche advertisers and complementary media services in North America. Its brand portfolio spans multiple business models and product categories and includes ShopHQ, Bulldog Shopping Network, Float Left Interactive, J.W. Hulme and iMedia Media Services. Please visit www.imediabrands.com for more investor information.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding the ShopHQHealth network launch and our beliefs regarding the marketplace opportunity for health and wellness products and services are forward-looking. The Company often use words such as anticipates, believes, be more optimistic, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707